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                                                                    EXHIBIT 10E


                                  AMENDMENT TO

                          ANALYSIS & TECHNOLOGY, INC.
                          SAVINGS AND INVESTMENT PLAN

WHEREAS, Analysis & Technology, Inc. (the "Employer") heretofore adopted the Analysis & Technology, Inc. Savings and Investment Plan (the "Plan"); and

WHEREAS, the Employer reserved the right to amend the Plan; and

WHEREAS, the Employer desires to amend the Plan;

NOW, THEREFORE, the Plan is hereby amended, effective as of May 17, 1997, as follows:

1. Section 6.2 of the Plan shall be amended to read in its entirety as follows:

        6.2 FORFEITURE OF NONVESTED BALANCE. The nonvested portion of a Participant's Account, as determined in accordance with Section 6.1, shall be forfeited as of the earlier of (i) the date on which the Participant receives distribution of his vested Account or (ii) the last day of the Plan Year in which the Participant separates from Service.

        If the Participant returns to the employment of the Employer prior to incurring five (5) consecutive Breaks in Service, and prior to receiving distribution of his vested Account, the nonvested portion shall be restored. However, if the nonvested portion of the Participant's Account was allocated as a forfeiture as the result of the Participant receiving distribution of his vested Account balance, the nonvested portion shall be restored if:

        (a) the Participant resumes employment prior to incurring five (5) consecutive Breaks in Service; and

        (b) the Participant repays to the Plan, as of the earlier of (i) the date which is five (5) years after his reemployment date or (ii) the date which is the last day of the period in which the Participant incurs five (5) consecutive Breaks in Service, an amount equal to the total distribution derived from Employer contributions under Section 4.2 and, if applicable, Section 13.3.

        The nonvested amount shall be restored to the Participant's Account, without interest or adjustment for interim Trust valuation experience, by a special Employer contribution or from the next succeeding Employer contribution and forfeitures, as appropriate.

2. Except as hereinabove amended, the provisions of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has caused this Amendment to be executed on the 17th day of May 1997.

                                                ANALYSIS & TECHNOLOGY, INC.

                                                By: /s/ David M. Nolf
                                                    Executive Vice President